SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                            FORM 8-K



              Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934

                        November 1, 1999



                   DELTA PETROLEUM CORPORATION
     (Exact name of registrant as specified in its charter)



  Colorado                 0-16203                        84-1060803
(State of                Commission                    (I.R.S. Employer
Incorporation)            File No.                    Identification No.)



    Suite 3310
    555 17th Street
    Denver, Colorado                                      80202
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (303)  293-9133


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On November 1, 1999 the Company completed the acquisition of interests in eleven producing wells and associated acreage in New Mexico and Texas from Whiting Petroleum Corporation for a purchase price of $2.88 million pursuant to a negotiated sale which resulted in a Purchase and Sale Agreement dated October 13, 1999. A copy of the October 13, 1999 Purchase and Sale Agreement, without exhibits, is attached hereto as Exhibit 99.1. The Company borrowed the funds used to purchase the properties from Grandhaven, LLC under a Promissory Note secured by the acquired properties dated November 1, 1999 in the principal amount of $2,816,851. The Company's officers provided their personal guarantees for the loan. The Promissory Note and Security Agreement are attached as Exhibit 99.2. In connection with the personal guarantee of its officers, the Company entered into an agreement dated November 1, 1999 with its officers under which a 1% overriding royalty interest (proportionately reduced to the interest in each property acquired by the Company for Whiting) will be assigned to each of the two officers. Assignments of the overrides will not be made until appropriate consents to such assignments have been obtained from third parties as may be required under various agreements to which the Company is a party or until after such consents are no longer required. The November 1, 1999 agreement between the officers and the Company also provided that if financing in the form of equity or debt which effectively eliminates the personal liability of each of the officers for the $2,816,851 loan from Grandhaven, LLC to Delta is not obtained by December 1, 1999, then the officers will have the right to cause the properties acquired under the October 13, 1999 agreement to be assigned to the officers, subject to the remaining balance owed upon the loan. A copy of the November 1, 1999 agreement between the Company and its officers is attached as Exhibit 99.3.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     Proforma Financial information and any exhibits required will be filed by amendment to this Form 8-K within sixty (60) days.

  99.1    Purchase  and Sale Agreement dated October 13, 1999  between
          Whiting    Petroleum   Corporation   and   Delta   Petroleum
          Corporation.

  99.2    Promissory Note and Security Agreement dated November 1, 1999.

  99.3 Agreement between Delta Petroleum Corporation, Roger A. Parker and Aleron H. Larson, Jr. dated November 1, 1999.

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DELTA PETROLEUM CORPORATION
                                         (Registrant)

Date:  November 11, 1999           By: s/Aleron H. Larson, Jr.
                                   Aleron H. Larson, Jr.
                                   Chairman/C.E.O.



                          INDEX TO EXHIBITS


(1)  Underwriting Agreement.  Not applicable.

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession. Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts. Not Applicable.

(11) Statement re: Computation of Per Share Earnings.
      Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15) Letter re: Unaudited Interim Financial Information.
     Not Applicable.

(16) Letter re: Change in Certifying Accountant.
     Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders.
     Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of Security Holders. Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits.

     99.1  Purchase  and Sale Agreement dated October 13, 1999  between
           Whiting    Petroleum   Corporation   and   Delta   Petroleum
           Corporation.

     99.2  Promissory  Note and Security Agreement dated November 1, 1999.

     99.3 Agreement between Delta Petroleum Corporation, Roger A. Parker and Aleron H. Larson, Jr. dated November 1, 1999.